PARKER, MILLIKEN, CLARK, O'HARA & SAMUELIAN
                                 A PROFESSIONAL CORPORATION
                                      ATTORNEYS AT LAW
CHRISTOPHER P. O'CONNELL    333 SOUTH HOPE STREET, 27TH FLOOR
                           LOS ANGELES, CALIFORNIA 90071-1488
                                TELEPHONE (213) 683-6500



                                                      FACSIMILE (213) 683-6669
                                                           --------------

                                                    WRITER'S DIRECT DIAL NUMBER:

                                                           (213) 683-6678

                                                         COCONNELL@PMCOS.COM


                                    February 3, 2003


First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297


         Re:  First Investors Multi-State Insured Tax Free Fund
              -------------------------------------------------

Dear Sir/Madam:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                         Very truly yours,


                                         PARKER, MILLIKEN, CLARK,
                                            O'HARA & SAMUELIAN,
                                         A PROFESSIONAL CORPORATION



                                         By:  /s/ Christopher P. O'Connell
                                              ------------------------------
                                                  Christopher P. O'Connell


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